UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  Bel Fuse Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                New Jersey                                 22-1463699
-----------------------------------------   ------------------------------------
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)


   198 Van Vorst Street, Jersey City, New Jersey                     07302
---------------------------------------------------     ------------------------
   (Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                            Name of each exchange on which
   to be so registered                            each class is to be registered


 -------------------------------------------      ------------------------------

 -------------------------------------------      ------------------------------

 -------------------------------------------      ------------------------------

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(1), check the following box. [ X ]

         Securities Act registration statement file number to which this Form relates (if applicable): Not Applicable

         Securities to be registered pursuant to Section 12(g) of the Act:

                 Class A Common Stock, par value $.10 per share
--------------------------------------------------------------------------------
                                (Title of class)


                 Class B Common Stock, par value $.10 per share
 -------------------------------------------------------------------------------
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Class A Common Stock, par value $.10 per share, and the Class B Common Stock, par value $.10 per share, of Bel Fuse Inc. (the "Company") set forth under the caption "Proposal Three - The Recapitalization Proposal -- Description of Class A Common Stock and Class B Common Stock" in the Company's 1998 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission is incorporated herein by reference.


Item 2.  Exhibits.

         3.1 Certificate of Incorporation of the Registrant as currently in effect.

         3.2 Form of Certificate of Amendment ("Amendment") to be filed upon the affirmative vote of a majority of the votes cast by the shareholders of the Company to approve the Amendment at the Company's 1998 Annual Meeting of Shareholders.

         3.3  By-laws of the Registrant.*

         4.1 Form of stock certificates evidencing ownership of Class A Common Stock and Class B Common Stock.

-------------------
* Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-2, File No. 33-16703, filed with the Securities and Exchange Commission on August 25, 1987.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                             Registrant:  BEL FUSE INC.
                                                          ----------------------

                                                  Date:   July 7, 1998
                                                          ----------------------

                                                    By:   /s/ Daniel Bernstein
                                                          ----------------------
                                                          Daniel Bernstein,
                                                          President

                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  BEL FUSE INC.


         Pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act, the undersigned corporation adopts the following Restated Certificate of Incorporation:

                                    ARTICLE I

         The name of the corporation is BEL FUSE INC.

                                   ARTICLE II

         The address of the current registered office of the corporation in this state is 20 Evergreen Place, East Orange, New Jersey 07018.

                                   ARTICLE III

         The name of the current registered agent therein and in charge thereof upon whom process against this corporation may be served is Robert H. Simandl.

                                   ARTICLE IV

         The number of directors constituting the current board of directors is six; the names and addresses of the current directors are as follows:

       Elliot Bernstein                        80 Riverside Drive
                                               Rockville Center, New York 11570

      Howard B. Bernstein                      P.O. Box 282
                                               Hazlet, New Jersey  07730

       Robert H. Simandl                       42 Rumson Road
                                               Livingston, New Jersey  07039

        Sidney G. Faber                        260 Madison Avenue
                                               New York, New York  10016

        Seymour Offerman                       109 Prince Street
                                               New York, New York  10012

           Peter Loh                           1-C Middle Road
                                               J. Hotung House
                                               Kowloon, Hong Kong

                                    ARTICLE V

         The objects for which this corporation is formed are to engage in any activity for which corporations may be organized under the New Jersey Business Corporation Act.

                                   ARTICLE VI

         The total authorized capital stock of the corporation shall be 11,000,000 shares consisting of:

         (1) 1,000,000 shares of Preferred Stock, without nominal or par value; and

         (2) 10,000,000 shares of Common Stock, par value $.10 each.

Shares of authorized capital stock of each class may be issued for such consideration (not less than the par value thereof in the case of stock with par value) as may be determined from time to time by the board of directors.

         The  voting  powers  and   designations,   preferences   and  relative,
participating, optional or other special rights, and the qualifications, restrictions or limitations thereof are as follows:


         A. PREFERRED STOCK. Shares of Preferred Stock may be issued in one or more series as may be determined from time to time by the board of directors. Each such series shall be distinctly designated by the board of directors. Before any dividends shall be paid on the Common Stock, shares of Preferred Stock of any series shall be entitled to receive dividends at the rate established for such series by the board of directors. Before any distribution is made with respect to the Common Stock upon dissolution, liquidation, or winding up of the affairs of the Corporation, shares of Preferred Stock of any series shall be entitled to receive the full amount payable upon dissolution, liquidation, or winding up of the affairs of the Corporation specified for such series by the board of directors in connection with the creation of that series. Except in respect of the particulars permitted hereby to be fixed by the board of directors for each series permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock shall be alike in every particular except that, in the case of a series entitled to commulative dividends, shares issued at different times may differ as to the dates from which dividends thereon shall be cummulative.

         The preferences and relative, participating, optional and other special rights of each series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any other series at any time outstanding to the extent permitted by law and by this certificate of incorporation. The board of directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series (to the extent permitted by law in effect when such resolutions are adopted), the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such series, including the following:

         1. The number of shares constituting such series;

         2. The rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of such series will be paid;

         3. The right, if any, of the holders of the Preferred Stock of such series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion price or rate in such events as the board of directors shall determine;

         4. The redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

         5. The rights of the holders of Preferred Stock of such series upon the
voluntary  or  involuntary  dissolution,   liquidation  or  winding  up  of  the
Corporation;

         6. The terms or amount of any sinking fund provided for the purchase or redemption of the Preferred Stock of such series;

         7. Provisions making dividends payable with respect to Preferred Stock of such series cummulative, non-cummulative or partially cummulative;

         8. Provisions giving the Preferred Stock of such series special, limited, multiple or no voting rights and to specify those voting rights, if any; and

         9. Provisions  making  dividends  payable with respect to the Preferred
Stock  of  such  series  fully  participating,   partially   participating,   or
non-participating.


         B. COMMON STOCK.

         1. Dividends. - Subject to the preferences and other rights of the Preferred Stock as fixed in the resolution or resolutions of the board of directors providing for the issue of such Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid out of funds legally available therefor upon the Common Stock from time to time.

         2. Rights Upon Liquidation, Dissolution, or Winding Up. - In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation; after payments to the holders of Preferred Stock of the full amounts to which they are entitled pursuant to resolution or resolutions of the board of directors providing for the issue of such Preferred Stock, the holders of the Common Stock shall be entitled to share ratably per share without regard to class in all assets then remaining subject to distribution to the shareholders.

                                   ARTICLE VII

         The power to alter, amend, or repeal the By-Laws or to adopt new By-Laws shall be vested in the Board of Directors; provided, however, that any By-Law or amendment thereto as adopted by the board of directors may be altered, amended or repealed by vote of the shareholders entitled to vote for the election of Directors, or a new By-Law in lieu thereof may be adopted by vote of such shareholders. No By-Law which has been altered, amended, or adopted by such a vote of the shareholders may be altered, amended or repealed by vote of the directors until two years shall have expired since such action by vote of such shareholders.

                                  ARTICLE VIII

         (1) The meetings of the shareholders shall be held at the principal office of the Corporation or at such other place within the State of New Jersey as may from time to time be designated by the board of directors and stated in the notice of the meeting.

         (2) The board of directors may hold their meetings within the State of New Jersey or outside the state as may be stated in the notice of the meeting, which shall designate the time and place thereof.

         (3) The board of directors may designate from their number an Executive Committee and Finance Committee, and one or more other committees which shall, in the intervals between its meetings and to the extent provided by the By-Laws, exercise all of the powers of the board of directors so far as it may lawfully do so in the management of the business and affairs of the corporation.

                                   ARTICLE IX

         Shareholders of the Corporation shall not have any pre-emptive rights.

                                    ARTICLE X

         Except as otherwise provided in the New Jersey Business Corporation Act or this Restated Certificate of Incorporation, any resolution, motion or corporate action which shall require the vote of shareholders, including a vote on:

         (a) an amendment to this Restated Certificate of Incorporation;

         (b) the merger or consolidation of the corporation;

         (c) the  sale,  lease,  exchange  or  other  disposition  of   all,  or
substantially all, of the assets of the corporation, not in the usual and regular course of its business; and

         (d) the dissolution of the corporation, shall be validly adopted, authorized or approved by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on such resolution, motion or corporate action.

                                   ARTICLE XI

         A. Classification of Directors. - The Board of Directors of the corporation shall be divided into three classes (Class 1, Class 2 and Class 3), the respective terms of office of which shall end in successive years. The number of directors in each class shall be consistent with all limitations specified in the by-laws and shall be as nearly equal as possible. Unless they are elected to fill vacancies, the directors in each class shall be elected to hold office until the third successive annual meeting of shareholders after their election and until their successors shall have been elected and qualified. At each annual meeting of shareholders, the directors of only one class shall be elected, except directors who may be elected to fill vacancies.

         B. Filling of Vacancies in the Board of Directors Caused by an Increase in the Number of Directors. - Any directorship to be filled by reason of an increase in the number of directors may be filled only by the affirmative vote of three-quarters of the directors. The Board of Directors shall specify the class in which a director so elected shall serve. Any director so elected by the Board of Directors shall hold office only until the next annual meeting of the shareholders and until his successor shall have been elected and qualified, notwithstanding that the term of office of the other directors in the class of which he is a member does not expire at the time of such meeting. His successor shall be elected by the shareholders to a term of office which shall expire at the same time as the term of office of the other directors in the class to which he is elected.

         C. Removal of Directors. - One or more of the directors may be removed, but only for cause, by the affirmative vote of two-thirds of the shares entitled to vote for the election of directors. The Board of Directors, acting by at least a two-thirds affirmative vote of the entire Board, may also remove one or more directors, but only for cause, and may suspend any director for a reasonable period of time pending a final determination that cause exists for removal.

         D. Amendment. - This Article XI may not be altered, amended or repealed except by an affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon.

                                   ARTICLE XII

         A. Vote Required For Business Combinations. - In addition to any other voting requirement imposed by law, by contract, by this Restated Certificate of Incorporation, including any amendments thereto, and the by-laws of the corporation and, except as otherwise expressly provided in paragraph B of this
Article XII, any Business Combination other than a Business Combination involving the adoption of any plan or proposal for the liquidation or dissolution of the corporation shall require the affirmative vote of the holders of (i) at least 80% of the shares entitled to vote thereon and (ii) at least a majority of the shares entitled to vote thereon excluding shares held by Related Persons and their Affiliates involved in the Business Combination. Any Business Combination involving a proposed liquidation or dissolution of the corporation shall require the affirmative vote of the holders of (i) at least 80% of the shares entitled to vote thereon and (ii) at least a majority of the shares entitled to vote thereon excluding shares voting in favor of the liquidation or dissolution held by Relate Persons and their Affiliates.

         B. When Higher Vote is Not Required. - The vote required by paragraph A of this Article XII shall not be applicable with respect to any particular Business Combination if the conditions of either subparagraphs (i) or (ii) of this Article XII(B) are met with respect to such Business Combination, in which event such Business Combination shall require only such affirmative vote (if any) as is required by law, by contract, by any other provision of this Restated Certificate of Incorporation, including any amendments thereto, or by the by-laws of the corporation.

         (i) Approval by the Board of Directors. - The Business Combination shall have been approved by at least a majority of the Continuing Directors of the corporation at any time prior to its consummation.

         (ii) Price and Form of Consideration; Other Requirements. - Each of the following conditions shall have been met with respect to the applicable Business
Combination:

              (a) The aggregate amount of cash and the Market Value as of the date of a binding agreement for the consummation of the Business Combination of consideration other than cash to be received per share by holders of outstanding capital stock of the corporation in such Business Combination shall be at least equal to the Minimum Price Per Share;

              (b) The consideration to be received by holders of each class or series of outstanding stock shall be in cash or in the same form as the Related Person involved in the Business Combination has previously paid for shares of such class or series of stock. If such Related Person has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by the Related Person;

              (c) Such Related Person shall not have acquired any additional shares of the corporation's outstanding voting stock or securities convertible into or exchangeable for such stock except as a part of the transaction which resulted in such Related Person becoming a Related Person;

              (d) Prior to the consummation of such Business Combination, such Related Person shall not have directly or indirectly (i) received the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation, or (ii) made or caused to be made any major change in the corporation's business or equity capital structure without the unanimous approval of the Continuing Directors; and

              (e) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall have been mailed to all holders of the corporation's voting stock for the purpose of soliciting shareholder approval of such Business Combination. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the shareholders. The investment banking firm shall be selected by a majority of the Continuing Directors, furnished with all information it reasonably requests and paid a reasonable fee for its services upon receipt by the corporation of such opinion.


         C. Determination of Certain Matters. - The Continuing Directors of the corporation shall, by majority vote, have the power and duty to determine for the purposes of this Article XII, on the basis of information known to them, after reasonable inquiry, all questions arising thereunder, including whether a Person is a Related Person, the number of shares of capital stock beneficially owned by any Person, whether a Person is an Affiliate of another, the value of the net assets which are the subject of any Business Combination, and the value of consideration to be received for the issuance or transfer of securities by the corporation or any of its Subsidiaries in any Business Combination.

         D. No Effect on  Fiduciary  Obligations.  - Nothing  contained  in this
Article XII shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

         E. Definitions. - For the purpose of this Article XII, the following definitions shall apply:

         "Business Combination" means

         (i) any merger or consolidation of the corporation or any Subsidiary with or into (A) any Related Person or (B) any other corporation or other person or entity (whether or not itself a Related Person) which, after such merger or consolidation, would be an Affiliate of a Related Person, or

         (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Related Person of all, or substantially all, of the assets of the corporation, if not in the usual and regular course of the business conducted by the corporation, or

         (iii) the issuance or transfer by the corporation or any Subsidiary to any Related Person, other than pursuant to a public offering of securities registered with the Securities and Exchange Commission and approved by a majority of the Continuing Directors, in exchange for cash, or securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more, or

         (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation, or

         (v) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of the corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by a Related Person.

         "Related Person" means, in respect to any Business Combination, any Person (other than the corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of such transaction,

         (i) is (together with all Affiliates of such Person) the beneficial owner, directly or indirectly, of not less than 10% of the voting power of this corporation, other than any Person who was the beneficial owner, directly or indirectly, of not less than 10% of the voting power of this corporation on the date this Article XII was added to the corporation's Restated Certificate of Incorporation, or

         (ii) is an Affiliate of the corporation and at any time within 3 years prior thereto was (together with all Affiliates of such Person) the beneficial owner, directly or indirectly, of not less than 10% of the voting power of this corporation, other than any Person who was the beneficial owner, directly or indirectly, of not less than 10% of the voting power of this corporation on the date this Article XII was added to the corporation's Restated Certificate of Incorporation, or

         (iii) is an assignee of or has otherwise succeeded to any shares of the capital stock of the corporation which were at any time within 3 years prior thereto beneficially owned by any Related Person, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         "Affiliate" means any Person that directly or indirectly controls, or is controlled by, or is under common control with, another Person.

         "Person" means any individual, firm, partnership, trust, business association, corporation or other entity or any combination of them acting together.

         "Continuing Director" means a member of the Board of Directors who either (i) was first elected as director prior to the date as of which a Related Person proposing, or involved in, a Business Combination became a Related Person, (ii) was designated at the time of his initial election as director as a Continuing Director by a majority of the then Continuing Directors or (iii) was a director at the time the corporation's Restated Certificate of Incorporation was amended to include this Article XII. If at any time the Board of Directors consists of less than two Continuing Directors, then no director on the Board of Directors will be deemed a Continuing Director.

         "Market Value", in the case of capital stock of the corporation listed on an exchange or quoted (with respect to closing sales information) on the National Association of Securities Dealers Automated Quotation System
("NASDAQ"), shall be the price of the last transaction, as of the date of determination, (i) effected on the principal exchange on which the stock is listed or, if not listed on any exchange, (ii) quoted on NASDAQ . In the case of any property other than such capital stock, "Market Value" shall mean fair market value.

         "Minimum Price Per Share" means the highest of:

         (i) the highest gross per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by the Related Person involved in the applicable Business Combination for any shares of stock of the corporation or any Subsidiary acquired or agreed to be acquired by such Related Person (x) within the five-year period immediately prior to the first public announcement of the Business Combination (the "Announcement Date") or (y) in the transaction in which such Related Person became a Related Person, whichever is higher;

         (ii) the Market Value per share on the Announcement Date; or

         (iii) the Market Value per share on the date on which the Related Person became a Related Person.

         The   calculation   of  the  Minimum  Price  Per  Share  shall  require
appropriate adjustments for capital changes, including, without limitation, stock splits, stock dividends and reverse stock splits.

         "Subsidiary" means any corporation of which a majority of any class of equity security (as defined in Rule 3A11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1979) is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Related Person set forth herein, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

         F. Amendment. - This Article XII may not be altered, amended or repealed, except by an affirmative vote of the holders of at least 80% of the shares entitled to vote thereon; provided that such 80% vote shall not be required for any amendment, alteration, change or repeal recommended to the shareholders by a majority of the whole Board, but only if a majority of the Continuing Directors approve the amendment, alteration, change or repeal as well.

                                  ARTICLE XIII

         In the event of a tender offer or other offer for the securities of the corporation, the Board of Directors shall consider all relevant factors with respect to the impact of the offer upon the shareholders, employees and customers of the corporation and upon the corporation's subsidiaries and the communities served by the corporation and such subsidiaries, and all relevant financial, legal and other issues raised by the proposed offer. The Board shall have the discretion to promote acceptance or encourage rejection of an offer by all lawful means in the best interests of the corporation.

                                   ARTICLE XIV

         Every person who is or was a director or officer of the corporation, or any such person who serves or served in any similar capacity with any other enterprise at the request of the corporation, shall be indemnified by the corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or officer of the corporation, or of serving or having served such other enterprise in such capacity, whether or not he is a director or officer of the corporation, or continues to serve such other enterprise in such capacity, at the time the expenses or liabilities are incurred.

                                   ARTICLE XV

         So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that this Article XV shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person's duty or loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article XV and no amendment, repeal or termination of effectiveness of any law authorizing this Article XV shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

                                   ARTICLE XVI

         So long as permitted by law, no senior officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that this Article XVI shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article XVI and no amendment, repeal or termination of effectiveness of any law authorizing this
Article XVI shall apply to or have any effect on the liability or alleged liability of any senior officer for or with respect to any acts or omissions of such senior officer occurring prior to such amendment, repeal or termination of effectiveness. For purposes of this Article XVI, the term "senior officer" shall mean the President and any Vice President of the corporation.

                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  BEL FUSE INC.

                          Pursuant to N.J.S. 14A:9-4(3)

                               Dated: July 9, 1998


         Bel Fuse Inc., a corporation organized and existing under the Business Corporation Act of the State of New Jersey (the "Corporation"), having adopted two amendments to its Restated Certificate of Incorporation, does hereby certify that:

         1. The name of the Corporation is Bel Fuse Inc.

         2. The Corporation's Restated Certificate of Incorporation, as amended, is further amended by deleting Article VI, Authorized Capital, in its entirety and substituting for it a new Article VI, Authorized Capital, establishing two new classes of common stock, the text of which is as follows:

            "6. Authorized Capital. The total number of shares of all classes of capital stock that the Company shall have authority to issue shall be 21,000,000, consisting of 1,000,000 shares of preferred stock, without par value ("Preferred Stock"), and 20,000,000 shares of common stock, consisting of 10,000,000 shares of Class A Common Stock, par value $0.10 per share ("Class A Common Stock"), and 10,000,000 shares of Class B Common Stock, par value $0.10 per share ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock").

            6.1. Terms of the Class A Common Stock and Class B Common Stock. The powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation, as amended.

                 6.1.1. Voting. Except as otherwise provided by the Board of Directors in fixing the voting rights of any series of Preferred Stock in accordance with Section 6.2 of this Article VI or as otherwise required by law or expressly provided in this Restated Certificate of Incorporation, voting power in the election of directors and for all other purposes shall be vested exclusively in the holders of Class A Common Stock, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, no action may be taken without the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Class A Common Stock with respect to any (i) amendment of this Restated Certificate of Incorporation, (ii) merger or consolidation of the Company with one or more other corporations, (iii) sale, conveyance, lease, mortgage, pledge, or exchange of all or substantially all of the Company's property or assets or (iv) liquidation, dissolution, or winding up of the Company, except as otherwise provided in the New Jersey Business Corporation Act. The Class B Common Stock shall have no voting rights on any matters except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation.

                 6.1.2. Dividends and Other Distributions.

                 (a) Cash  Dividends.  Cash  dividends  shall be  payable to the record holders of Class A Common Stock and Class B Common Stock only as and when declared by the Board of Directors out of funds legally available therefor. Subject to the foregoing, cash dividends declared on shares of Class B Common Stock in any calendar year will not be less than 5% higher per share annually than the annual amount of cash dividends per share declared in such calendar year on shares of Class A Common Stock. Without limiting the provisions of the preceding sentence, the Board of Directors will not declare a cash dividend on shares of Class A Common Stock unless at the same time it declares a cash dividend on shares of Class B Common Stock (payable on the same payment date as the dividends then being declared on Class A Common Stock) in an amount which, together with all prior cash dividend payments in the calendar year, is at least 5% greater than the cash dividend then being declared on Class A Common Stock, together with all prior cash dividend payments declared on Class A Common Stock in such calendar year. The Board of Directors may at any time declare a cash dividend on shares of Class B Common Stock without declaring a cash dividend on shares of Class A Common Stock.

                 (b) Other Dividends and Distributions. Each share of Class A Common Stock and each share of Class B Common Stock shall have identical rights with respect to dividends (other than cash) and distributions (including distributions in connection with any recapitalization, and upon liquidation, dissolution or winding up of the Company) when and as declared in the form of stock or other property of the Company; provided that dividends or other distributions payable on Common Stock in shares of Common Stock shall be made to all holders of Common Stock and may be made only as follows: (i) in shares of Class B Common Stock to the record holders of Class A Common Stock and to the record holders of Class B Common Stock; or (ii) in shares of Class A Common Stock to the record holders of Class A Common Stock and in shares of Class B Common Stock to the record holders of Class B Common Stock.

                 6.1.3. Convertibility. Except as described below, neither the Class A Common Stock nor the Class B Common Stock shall be convertible into another class of Common Stock or any other security of the Company.

                 (a) All outstanding shares of Class B Common Stock may be converted into shares of Class A Common Stock on a share-for-share basis by resolution of the Board of Directors if, as a result of the existence of the Class B Common Stock, either the Class A Common Stock or the Class B Common Stock is, or both are, excluded from quotation on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System (the "NASDAQ/NMS") or, if such shares are quoted on another national quotation system or listed on a national securities exchange, from trading on the principal national quotation system or principal national securities exchange on which such securities are traded.

                 (b) All outstanding shares of Class B Common Stock shall be immediately converted into shares of Class A Common Stock on a share-for-share basis if at any time the number of outstanding shares of Class A Common Stock as reflected on the stock transfer records of the Company falls below 10% of the aggregate number of outstanding shares of Common Stock. For purposes of the immediately preceding sentence, any shares of Common Stock repurchased or otherwise acquired by the Company and held as treasury shares shall not be deemed "outstanding" from and after the date of acquisition.

                 (c) In the event of any conversion of the Class B Common Stock pursuant to subsection (a) or (b) of this Section 6.1.3, certificates that formerly represented outstanding shares of Class B Common Stock will thereafter be deemed to represent a like number of shares of Class A Common Stock and all shares of Common Stock authorized by this Restated Certificate of Incorporation shall be deemed to be shares of Class A Common Stock.

                 6.1.4. Class B Protection.

                 (a) If, at any time after the effective time of the amendment of Article VI which first authorizes the issuance of Class A Common Stock and Class B Common Stock (the "Effective Time"), any Person or group, other than a 4% Shareholder (in each case as hereinafter defined in this Section 6.1.4), acquires beneficial ownership of shares representing 10% or more of the number of then outstanding shares of Class A Common Stock, and such Person or group (a "Significant Shareholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of Common Stock, all of which Common Stock must have been acquired by such Person or group after the Effective Time, such Significant Shareholder must, within a ninety-day period beginning the day after becoming a Significant Shareholder, make a public cash tender offer to acquire additional shares of Common Stock as provided in this Section 6.1.4 (a "Class B Protection Transaction"). The 10% ownership threshold of the number of shares of Class A Common Stock which triggers a Class B Protection Provision may not be waived by the Board of Directors, nor may this threshold be amended without shareholder approval, including a majority vote of the votes cast by the then outstanding shares of Class B Common Stock entitled to vote, tabulated separately as a class.

                 (b) In each Class B Protection Transaction, the Significant Shareholder must make a public cash tender offer to acquire from the holders of Class B Common Stock at least that number of additional shares of Class B Common Stock (the "Additional Shares") determined by
         (i) multiplying the percentage of the number of outstanding shares of Class A Common Stock that are beneficially owned and acquired after the Effective Time by such Significant Shareholder by the total number of shares of Class B Common Stock outstanding on the date such Person or group became a Significant Shareholder, and (ii) subtracting therefrom the number of shares of Class B Common Stock beneficially owned by such Significant Shareholder on the date such Person or group became a Significant Shareholder and which were acquired after the Effective Time (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Shareholder must acquire all shares of Class B Common Stock validly tendered and not withdrawn or, if the number of shares of Class B Common Stock tendered to the Significant Shareholder, and not withdrawn, exceeds the number of shares required to be acquired pursuant to this subparagraph (b), the number of shares acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such shareholder bears to the total number of shares tendered and not withdrawn by all tendering holders.

                 (c) The cash offer price for any Additional Shares required to be purchased by the Significant Shareholder pursuant to this Section
         6.1.4 shall be the greatest of: (i) the highest price per share paid by the Significant Shareholder for any Class A Common Share or any share of Class B Common Stock during the six-month period ending on the date such Person or group became a Significant Shareholder (or such shorter period after the Effective Time if the date such Person or group became a Significant Shareholder is not more than six months following the Effective Time; and (ii) the highest reported bid price for any share of Class A Common Stock or Class B Common Stock (whichever is higher) on the NASDAQ/NMS (or such other quotation system or securities exchange constituting the principal trading market for either class of Common Stock) on the business day preceding the date the Significant Shareholder makes the tender offer required by this Section 6.1.4. For purposes of subparagraph (d) below, the applicable date for each calculation required by clauses (i) and (ii) of the preceding sentence shall be the date on which the Significant Shareholder becomes required to engage in the Class B Protection Transaction for which such calculation is required. In the event that the Significant Shareholder has acquired shares of Class A Common Stock or Class B Common Stock in the six-month period ending on the date such Person or group becomes a Significant Shareholder for consideration other than cash, the value of such consideration per share of Class A Common Stock or Class B Common Stock, as the case may be, shall be as determined in good faith by the Board of Directors.

                 (d) A Class B Protection Transaction shall also be required to be effected by any Significant Shareholder each time that the Significant Shareholder acquires after the Effective Time beneficial ownership of an additional amount of shares of Class A Common Stock equal to or greater than the next higher integral multiple of 5% in excess of 10% (e.g., 20%, 25%, 30%, etc.) of the outstanding shares of Class A Common Stock and such Significant Shareholder does not then own an equal or greater percentage of all then outstanding shares of Class B Common Stock that such Significant Shareholder acquired after the Effective Time. Such Significant Shareholder would be required to offer to buy that number of Additional Shares prescribed by the formula set forth above; provided that, for purposes of such formula, the date on which the Significant Shareholder acquired the next higher integral multiple of 5% of the outstanding shares of Class A Common Stock will be deemed to be the date on which such Person or group became a Significant Shareholder.

                 (e) If a Significant Shareholder fails to make a tender offer required by the Class B Protection Provisions, or to purchase validly tendered and not withdrawn shares (after proration, if any), the voting rights of all of the shares of Class A Common Stock beneficially owned by such Significant Shareholder which were acquired after the Effective Time will be automatically suspended until completion of a Class B Protection Transaction or until divestiture of the excess shares of Class A Common Stock that triggered such requirement. To the extent that the voting power of any shares of Class A Common Stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.

                 (f) Neither the Class B Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage beneficial ownership of shares of Class A Common Stock resulting solely from a change in the total number of shares of Class A Common Stock outstanding, provided that any acquisition after such change which results in any Person or group having acquired after the Effective Time beneficial ownership, of 10% or more of the number of then outstanding shares of Class A Common Stock (or, after the last acquisition which triggered the requirement for a Class B Protection Transaction, additional shares of Class A Common Stock in an amount equal to the next higher integral multiple of 5% in excess of the number of shares of Class A Common Stock then outstanding) shall be subject to any Class B Protection Transaction requirement that would be otherwise imposed pursuant to this Section 6.1.4.

                 (g) In connection with subparagraphs (a) through (d) and (f) above, the following shares of Class A Common Stock shall be excluded for the purpose of determining the shares of Class A Common Stock beneficially owned or acquired by any Person or group but not for the purpose of determining shares outstanding:

                     (i) shares beneficially owned by such Person or group, (or, in the case of a group, shares beneficially owned by Persons that are members of such group) immediately after the Effective Time:

                     (ii) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing the Class B Protection Provisions, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing the Class B Protection Provisions, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;

                     (iii) shares acquired upon issuance or sale by the Company;

                     (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

                     (v) shares acquired in exchange for Common Stock by a holder of Common Stock (or by a parent, lineal descendant or donee of such holder of Common Stock who received such Common Stock from such holder) if the Common Stock so exchanged was acquired by such holder directly from the Company as a dividend on shares of Class A Common Stock;

                     (vi) shares acquired by a plan of the Company qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan;

                     (vii) shares beneficially owned by a Person or group immediately after the Effective Time which are thereafter acquired by an Affiliate of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) or any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and

                     (viii) shares acquired indirectly through the acquisition of securities, or all or substantially all of the assets, of a Person that has a class of its equity securities registered under Section 12 (or any successor provision) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

         Notwithstanding anything to the contrary contained in this 6.1.4, no Person (and no group including such Person) shall be deemed to have acquired after the Effective Time beneficial ownership of any shares of Class A Common Stock owned by any other Person solely by reason of such Person being or becoming an officer, director, executive, trustee, executor, custodian, guardian, and/or other similar fiduciary or employee of or for such other Person under circumstances not intended to circumvent the provisions of this Section 6.1.4.

                 (h) In connection with subparagraphs (a) through (d) and (f) above, for purposes of calculating the number of shares of Common Stock beneficially owned or acquired by a Person or group:

                     (i) shares of Common Stock acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of this Section 6.1.4; and

                     (ii) only shares of Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Company shall be deemed to be beneficially owned by such Person or group (provided that shares of Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

                 (i) All calculations with respect to percentage beneficial ownership of issued and outstanding shares of either class of Common Shares shall be based upon the number of issued and outstanding shares reported by the Company on the last to be filed of (i) the Company's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the Securities and Exchange Commission.

                 (j) For purposes of this Section 6.1.4, the term "Person" means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity (other than the Company). Subject to subparagraphs (g) and (h) above, "beneficial ownership" shall be determined pursuant to Rule 13d-3 (as in effect of February 1, 1996) promulgated under the 1934 Act, and the formation of existence of a "group" shall be determined pursuant to Rule 13d-5(b) (as in effect on May 1, 1998) promulgated under the 1934 Act, in each case subject to the following additional qualifications:

                     (i) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member or a group with any such other Person(s), absent affirmative attributes of concerted action; and

                     (ii) any Person acting in his official capacity as a director or officer of the Company shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Company, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Company will not cause such Person to become a member of a group with any other Person.

         For purposes of this Section 6.1.4, an "Affiliate" of any Person means any other Person directly or indirectly controlling of controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing. For purposes of this Section 6.1.4, "4% Shareholder" means any Person that, alone or together with any Affiliate, or any member of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate, beneficially owned at June 9, 1998, at least 4% of the aggregate number of shares of Existing Common Stock then outstanding.

                 6.1.5. Merger and Consolidation. In the event of a merger or consolidation of the Company with or into another entity (whether or not the Company is the surviving entity), the holders of Class B Common Stock shall be entitled to receive the same amount and form of consideration per share as the per-share consideration, if any, received by any holder of the Class A Common Stock in such merger or consolidation.

                 6.1.6. Subdivision of Shares. If the Company shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined.

                 6.1.7. Power to Sell and Purchase Shares. The Board of Directors shall have the power to cause the Company to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. The Board of Directors shall have the power to cause the Company to purchase, out of funds legally available therefor, any class of stock herein or hereafter authorized from such persons, firms, associations or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                 6.1.8. Increase or Decrease in Number of Shares. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Class A Common Stock.

            6.2. Preferred Stock. The Board of Directors shall have the power by resolution to (i) provide for the issuance of shares of Preferred Stock in series, (ii) determine the number of shares in any such series and
         (iii) fix the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the Preferred Stock or any series thereof.

            6.3 Reclassification. Upon this Certificate of Amendment of Restated
         Certificate of Incorporation, as amended, becoming effective pursuant to the New Jersey Business Corporation Act (the "Effective Time"), and without any further action on the part of the Company or its shareholders, each share of the Company's Common Stock then issued (including shares held in the treasury of the Company) (the "Existing Common Stock"), shall be automatically converted into and reclassified as (i) one-half (1/2) of a fully paid and non-assessable share of Class A Common Stock, and (ii) one-half (1/2) of a fully paid and non-assessable share of Class B Common Stock. Any stock certificate that, immediately prior to the Effective Time, represents shares of Existing Common Stock, will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class A Common Stock and Class B Common Stock equal, in each case, to the product obtained by multiplying (a) the number of shares of Common Stock represented by such certificate prior to the Effective Time by (b) one-half (1/2); provided, however, that no fractional shares of Common Stock shall be issued to any holder of the Existing Common Stock or reflected on the transfer records of the Company (based upon the number of shares owned by such holder regardless of the number of certificates issued to such holder) by reason of the reclassification provided for herein. As soon as practicable after the Effective Time, the Company's transfer agent shall mail a letter of transmittal to each record holder who would be entitled to receive a half share of Common Stock. In lieu of issuing half shares, the Company shall pay to each holder of such a half share, upon delivery of a properly executed letter of transmittal accompanied by a stock certificate, an amount in cash equal to the greater of (i) the average closing price per share of the Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System for the fifteen trading days immediately preceding the date on which the Effective Time occurs and (ii) the closing price per share of Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System on the trading day immediately preceding the Effective Time occurs.

            3. The Corporation's Restated Certificate of Incorporation, as amended, is further amended by deleting Article X in its entirety.

            4. The date of the adoption of the amendments by the Corporation's shareholders was July 9, 1998.

            5. The number of shares entitled to vote for the amendments was 5,202,245.

            6. The number of shares voted for and against the amendments were as follows:
                    For: __________

                    Against: __________

            7. Upon the effective date of this Certificate of Amendment, each existing share of common stock, par value $.10 per share ("Existing Common Stock"), shall automatically be reclassified as one-half share of Class A Common Stock, par value $.10 per share ("Class A Common Stock"), and one -half share of Class B Common Stock, par value $.10 per share ("Class B Common Stock"). Each certificate evidencing ownership of Existing Common Stock shall, upon the effective date of this Certificate of Amendment, be deemed to evidence ownership of the shares of Class A Common Stock and Class B Common Stock into which those shares of Existing Common Stock will have been automatically reclassified. The Corporation shall issue stock certificates to each of the Corporation's shareholders evidencing his or her ownership of Class A Common Stock and Class B Common Stock upon the surrender by each shareholder of stock certificates evidencing ownership of the Existing Common Stock.

                  IN  WITNESS   WHEREOF,   the   Corporation   has  caused  this
certificate to be executed on its behalf by its duly authorized officer as of the date first above written.


                                                BEL FUSE INC.


                                                By: ____________________________
                                                    Daniel Bernstein, President

                                                                     EXHBIT 4.1

                       SPECIMEN COMMON STOCK CERTIFICATES


          NUMBER              [LOGO] bel                       SHARES
          A                          BEL FUSE INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY


                                             CUSIP 077347201
                                   SEE REVERSE FOR CERTAIN DEFINITIONS


--------------------------------------------------------------------------------

THIS CERTIFIES THAT
is the owner of

--------------------------------------------------------------------------------

      FULLY-PAID AND NONASSESSABLE SHARES OF THE CLASS A COMMON STOCK, PAR
                     VALUE $.10 PER SHARE, OF BEL FUSE INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented thereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and all amendments thereto and the By-Laws of the Corporation, to all of which the holder of this Certificate assents by acceptance hereof. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and a facsimile of its corporate seal to be hereunto affixed.

DATED


/S/ COLIN W. DUNN         [SEAL OF BEL FUSE INC.]   /S/ DANIEL BERNSTEIN
------------------------                           ----------------------
    Colin W. Dunn                                       Daniel Bernstein
      Treasurer                                           President

Countersigned and Registered:
   Continental Stock Transfer & Trust Company
       (Jersey City, N.J.)

Transfer Agent
  and Registrar


---------------------
Authorized Officer


                                 BEL FUSE, INC.

               The Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of this Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM  -- as tenants in common      UNIF GIFT MIN ACT----Custodian-------
     TEN ENT  -- as tenants by the entireties               (Cust)       (Minor)
     JT TEN   -- as joint tenants with             under Uniform Gifts to Minors
                 right of survivorship and         Act ---------------
                 not as tenants in common                  (State)

    Additional abbreviations may also be used though not in the above list.

          FOR VALUE RECEIVED, ------ hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
     [                                  ]
     [                                  ]


--------------------------------------------------------------------------------
            [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------SHARES
of the capital stock represented by the within Certificate, and do hereby irrevocable constitute and appoint

------------------------------------------------------------------------Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated-------------------------


                         -------------------------------------------------------
                 NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
                         WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION
                         OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                         -------------------------------------------------------
SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
                         GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
                         AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

          NUMBER              [LOGO] bel                       SHARES
          B                          BEL FUSE INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY


                                             CUSIP 077347300
                                   SEE REVERSE FOR CERTAIN DEFINITIONS


--------------------------------------------------------------------------------

THIS CERTIFIES THAT
is the owner of

--------------------------------------------------------------------------------

      FULLY-PAID AND NONASSESSABLE SHARES OF THE CLASS B COMMON STOCK, PAR
                     VALUE $.10 PER SHARE, OF BEL FUSE INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented thereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and all amendments thereto and the By-Laws of the Corporation, to all of which the holder of this Certificate assents by acceptance hereof. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and a facsimile of its corporate seal to be hereunto affixed.

DATED


/S/ COLIN W. DUNN         [SEAL OF BEL FUSE INC.]   /S/ DANIEL BERNSTEIN
------------------------                           ----------------------
    Colin W. Dunn                                       Daniel Bernstein
      Treasurer                                           President

Countersigned and Registered:
   Continental Stock Transfer & Trust Company
       (Jersey City, N.J.)

Transfer Agent
  and Registrar


---------------------
Authorized Officer


                                 BEL FUSE, INC.

               The Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of this Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM  -- as tenants in common      UNIF GIFT MIN ACT----Custodian-------
     TEN ENT  -- as tenants by the entireties               (Cust)       (Minor)
     JT TEN   -- as joint tenants with             under Uniform Gifts to Minors
                 right of survivorship and         Act ---------------
                 not as tenants in common                  (State)

    Additional abbreviations may also be used though not in the above list.

          FOR VALUE RECEIVED, ------ hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
     [                                  ]
     [                                  ]


--------------------------------------------------------------------------------
            [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------SHARES
of the capital stock represented by the within Certificate, and do hereby irrevocable constitute and appoint

------------------------------------------------------------------------Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated-------------------------


                         -------------------------------------------------------
                 NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
                         WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION
                         OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                         -------------------------------------------------------
SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
                         GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
                         AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.